Exhibit 99.1

Nortek to Acquire 2GIG Technologies

Innovative Designer and Supplier of Residential Security and Home Automation Systems to Join Nortek's Technology Solutions Segment
Providence, RI, February 14, 2013 - Nortek, Inc. (Nasdaq: NTK), a global diversified company with leading brands and innovative, technology-driven products and solutions for residential and commercial applications, today announced that it has signed a definitive agreement to acquire 2GIG Technologies, Inc. (2GIG) from APX Group, Inc. A privately held company based in Lehi, Utah, 2GIG is an innovative designer and supplier of residential security and home automation systems.
Under the terms of the agreement, Nortek will pay approximately $135 million for all of the outstanding common stock of 2GIG on a cash- and debt-free basis. The acquisition will be financed with a combination of cash on hand and borrowings under Nortek's asset-based credit facility. The transaction is expected to close during the first half of 2013, subject to customary closing conditions including approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Developed with the assistance of Nortek's Linear® business, 2GIG's Go!Control™ touch-screen panel is an industry-leading, self-contained, all-in-one home security and automation control panel. 2GIG also provides wireless interactive home security services and a wide range of peripheral hardware devices and systems components for home security and automation solutions.
Nortek's Technology Solutions business is a major manufacturing partner to 2GIG, which is a supplier to Vivint™, one of the largest home automation services companies in North America. Nortek's acquisition agreement with 2GIG includes a five-year supply agreement with Vivint.
“Acquiring 2GIG will position our Technology Solutions business as one of the world's top-tier hardware developers and manufacturers in the rapidly growing residential security and home automation markets,” said Michael J. Clarke, Nortek's Chief Executive Officer. “The transaction allows us to better provide long-term support to Vivint and other 2GIG customers. We look forward to welcoming 2GIG's talented employee team into the Nortek family of companies.”
“Joining forces with 2GIG will provide the other companies in our Technology Solutions Group with a range of exciting cross-selling opportunities,” said Sean Burke, Group President of Nortek's Technology Solutions segment. “2GIG offers products such as home thermostats, alarms and wireless carbon monoxide detectors that can be leveraged by these Nortek brands to grow their business with existing customer accounts. At the same time, these brands offer products that can expand and enhance the 2GIG home automation platform, potentially opening doors to new market opportunities.”
About Nortek
Nortek* is a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company's broad array of offerings includes audio/video and security solutions, digital display mounting solutions, ventilation products such as range hoods and bathroom fans, heating and cooling products, and air management systems.

*As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "should," or "would" and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components, freight costs, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment levels, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, prices, and product and warranty liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under IA in our annual report on Form 10-K, as updated on subsequent quarterly reports on Form 10-Q.
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